As filed with the Securities and Exchange Commission on November 9, 2004

Registration No. 333-119783

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 to FORM S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WESTAMERICA BANCORPORATION

(Exact name of Registrant as specified in its charter)

California	6021	94-2156203
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1108 Fifth Avenue, San Rafael, California 94901
(Address, including zip code, and telephone number, including area code, of
Registrant’s principal executive offices)

David L. Payne
Chairman, President and Chief Executive Officer
Westamerica Bancorporation
1108 Fifth Avenue
San Rafael, California 94901
(415) 257-8000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas G. Reddy Alison C. Wauk Bingham McCutchen LLP Three Embarcadero Center, 18th Floor San Francisco, California 94111 (415) 393-2000 Fax (415) 393-2286	Rodney R. Peck Patricia F. Young Pillsbury Winthrop LLP 50 Fremont Street San Francisco, CA 94103 (415) 983-1000 Fax (415) 983-1200

     Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Note: This amendment is filed solely to file Part II and the exhibits included in Part II and to add the signature of the registrant’s principal financial officer.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Officers and Directors.

     Section 317 of the California General Corporation Law permits indemnification of directors, officers and employees of corporations under certain conditions and subject to certain limitations. Article VI of the Articles of Incorporation of the registrant contains provisions limiting the monetary liability of directors for breaches of the duty of care. Article VII of the Articles of Incorporation of the registrant contains provisions for the indemnification of directors, officers and employees to the fullest extent permitted, and in excess of that authorized, under Section 317. In addition, the registrant maintains officers and directors liability insurance for an annual aggregate maximum of $20,000,000.

Item 21 Exhibits and Financial Statement Schedules.

     (a) Exhibits.

Exhibits	Description of Exhibit
2	Agreement and Plan of Reorganization dated August 25, 2004 (included in Part I as Annex A).
4(a)	Amended and Restated Rights Agreement dated November 19, 1999, incorporated by reference to Exhibit 99 to the Registrant’s Form 8-A/A, Amendment No. 3, filed with the Commission on November 19, 1999.
5	Opinion of Bingham McCutchen LLP (filed with the original registration statement on Form S-4, No. 333-119783 on October 15, 2004).
8(a)	Opinion of Bingham McCutchen LLP regarding tax matters. *
8(b)	Opinion of Pillsbury Winthrop LLP regarding tax matters. *
23(a)	Consent of KPMG LLP (filed with the original registration statement on Form S-4, No. 333-119783 on October 15, 2004).
23(b)	Consent of Crowe Chizek & Company, LLP (filed with the original registration statement on Form S-4, No. 333-119783 on October 15, 2004).
23(c)	Consent of Bingham McCutchen LLP (included in Exhibit 5).
23(d)	Consent of Hovde Financial, LLC (included in its opinion attached to Part I as Annex B).
23(e)	Consent of Bingham McCutchen LLP re tax opinion (included in their opinion filed as Exhibit 8(a)).

23(f)	Consent of Pillsbury Winthrop LLP re tax opinion (included in their opinion filed as Exhibit 8(b)).
24	Power of Attorney of directors of Westamerica (included in this Part II). *
99(a)	Proxy card of Redwood Empire Bancorp (filed with the original registration statement on Form S-4, No. 333-119783 on October 15, 2004).
99(b)	Fairness Opinion of Hovde Financial, LLC (filed with the original registration statement on Form S-4, No. 333-119783 on October 15, 2004)

*	Filed herewith

Item 22

     Undertakings.

     (1) The undersigned registrant hereby undertakes:

          (a) To file during any period in which offers of sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective registration statement; and;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (b) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a)

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or 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of all such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c) of the Securities Act of 1933, as amended (the “1933 Act”), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     (4) The registrant undertakes that every prospectus (i) that is filed pursuant to the paragraph (3) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the 1933 Act and is used in connection with an offering of securities subject to Rule 415 of the 1933 Act, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

     (6) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form S-4 within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (7) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has caused this Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Rafael, California, on November 8, 2004.

WESTAMERICA BANCORPORATION
By:	/s/ David L. Payne
David L. Payne
Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title	Date
/s/ David L. Payne David L. Payne	President and Chief Executive Officer and Director (Principal Executive Officer)	November 8, 2004
/s/ Dennis R. Hansen Dennis R. Hansen	Senior Vice President and Controller (Principal Accounting Officer)	November 8, 2004
/s/ Jennifer J. Finger Jennifer J. Finger	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	November 8, 2004
/s/ Etta Allen* Etta Allen	Director	November 8, 2004
/s/ Louis E. Bartolini* Louis E. Bartolini	Director	November 8, 2004
/s/ E. Joseph Bowler* E. Joseph Bowler	Director	November 8, 2004
/s/ Arthur C. Latno, Jr.* Arthur C. Latno, Jr.	Director	November 8, 2004
/s/ Patrick D. Lynch* Patrick D. Lynch	Director	November 8, 2004
/s/ Catherine Cope MacMillan* Catherine Cope MacMillan	Director	November 8, 2004

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Signatures (Continued)

Signature	Title	Date
/s/ Ronald A. Nelson* Ronald A. Nelson	Director	November 8, 2004
/s/ Carl R. Otto* Carl R. Otto	Director	November 8, 2004
/s/ Edward B. Sylvester * Edward B. Sylvester	Director	November 8, 2004
By /s/ Jennifer J. Finger, attorney in fact Jennifer J. Finger, attorney in fact		November 8, 2004

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POWER OF ATTORNEY

     Know all men by these presents that each of the undersigned does hereby make, constitute and appoint David L. Payne and Jennifer J. Finger, or either of them, as the true and lawful attorney-in-fact of the undersigned, with full power of substitution and revocation, for and in the name, place and stead of the undersigned, to execute and deliver the Registration Statement on Form S-4, and any and all amendments thereto, including without limitation pre-effective and post-effective amendments thereto; such Form S-4 and each such amendment to be in such form and to contain such terms and provisions as said attorney or substitute shall deem necessary or desirable; giving and granting unto said attorney, or to such person as in any case may be appointed pursuant to the power of substitution herein given, full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or, in the opinion of said attorney or substitute, able to be done in such matter as the undersigned might or could do if personally present, hereby ratifying and confirming all that said attorney or such substitute shall lawfully do or cause to be done by virtue hereof.

     In witness whereof, each of the undersigned has duly executed this Power of Attorney.

/s/ Etta Allen Etta Allen	October 18, 2004
/s/ Louis E. Bartolini Louis E. Bartolini	October 15, 2004
/s/ E. Joseph Bowler E. Joseph Bowler	October 15, 2004
/s/ Arthur C. Latno, Jr. Arthur C. Latno, Jr.	October 15, 2004
/s/ Patrick D. Lynch Patrick D. Lynch	October 18, 2004
/s/ Catherine Cope MacMillan Catherine Cope MacMillan	October 15, 2004
/s/ Ronald A. Nelson Ronald A. Nelson	October 18, 2004
/s/ Carl R. Otto Carl R. Otto	October 15, 2004
/s/ Edward B. Sylvester Edward B. Sylvester	October 15, 2004

Exhibit Index

Exhibits	Description of Exhibit
2	Agreement and Plan of Reorganization dated August 25, 2004 (included in Part I as Annex A).
4(a)	Amended and Restated Rights Agreement dated November 19, 1999, incorporated by reference to Exhibit 99 to the Registrant’s Form 8-A/A, Amendment No. 3, filed with the Commission on November 19, 1999.
5	Opinion of Bingham McCutchen LLP (filed with the original registration statement on Form S-4, No. 333-119783 on October 15, 2004).
8(a)	Opinion of Bingham McCutchen LLP regarding tax matters.*
8(b)	Opinion of Pillsbury Winthrop LLP regarding tax matters.*
23(a)	Consent of KPMG LLP (filed with the original registration statement on Form S-4, No. 333-119783 on October 15, 2004).
23(b)	Consent of Crowe Chizek & Company, LLP (filed with the original registration statement on Form S-4, No. 333-119783 on October 15, 2004).
23(c)	Consent of Bingham McCutchen LLP. (included in Exhibit 5)
23(d)	Consent of Hovde Financial, LLC (included in its opinion attached to Part I as Annex B).
23(e)	Consent of Bingham McCutchen LLP re tax opinion (included in their opinion filed as Exhibit 8(a)).
23(f)	Consent of Pillsbury Winthrop LLP re tax opinion (included in their opinion filed as Exhibit 8(b)).
24	Power of Attorney of directors of Westamerica (included in this Part II).*
99(a)	Proxy card of Redwood Empire Bancorp (filed with the original registration statement on Form S-4, No. 333-119783 on October 15, 2004).
99(b)	Fairness Opinion of Hovde Financial, LLC (filed with the original registration statement on Form S-4, No. 333-119783 on October 15, 2004)

*	Filed herewith